SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 31, 2015

(Date of earliest event Reported)

NEXTGROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Miami, Florida 33131

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

PLEASANT KIDS, INC.

2600 West Olive Ave., 5F, Burbank, CA 91505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Completion of a Material Definitive Agreement

Effective December 31, 2015, we completed a merger with our wholly-owned subsidiary by filing Articles of Merger with the Florida Secretary of State, Division of Corporations. On January 5, 2016, we filed Articles of Correction amending an oversight in the original Articles of Merger, which had been filed on December 30, 2015. A copy of the Articles of Correction and the Corrected Articles of Merger are annexed hereto.

In connection with this merger, we filed a Corporate Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) requesting that our name be changed to Next Group Holdings, Inc. and that our symbol be changed to NEXT. As of the date of this 8K, FINRA is still processing the Corporate Action Notification Form. We undertake to amend this 8K by filing an amended 8K containing “Form 10” information as soon as it is practicable.

Item 9.01  Financial Statements and Exhibits

Exhibits 10.1 Articles of Correction, Original and Corrected Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2016

NEXTGROUP HOLDINGS, INC.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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